Exhibit 99.1

Scripps agrees to sell Triton Digital to iHeartMedia for $230 million

Feb. 17, 2021

CINCINNATI - The E.W. Scripps Company (NASDAQ: SSP) has entered into an agreement with iHeartMedia (NASDAQ: IHRT) to sell Triton Digital for $230 million – a cash-on-cash return of 1.6x for a business Scripps acquired in late 2018.

Triton is the global technology and services leader for the digital audio and podcast industry. Scripps bought the company for $150 million, and it has been accretive to segment margins since then.

Scripps – which sold its podcast company Stitcher in October and nearly doubled its return on that investment – was an early entrant into podcasting and digital audio.

The Triton divestiture reflects Scripps’ consistent invest-for-growth strategy that capitalizes on emerging media marketplaces to unlock shareholder value.

“The sale of Triton creates significant value for Scripps’ shareholders and employees, as we close a chapter on our growth of digital audio businesses through a series of successful transactions and a focus on prudent operations, including our core TV business,” said Adam Symson, Scripps president and CEO. “We believe iHeartMedia is a perfect fit for Triton Digital given their focus and position as the leader in audio solutions.”

Scripps Chief Financial Officer Jason Combs said the company would use proceeds from the Triton sale to pay down debt.

“We remain focused on bringing our debt back down to our company’s historical levels as quickly as possible while at the same time we reap the financial benefits of being a new leader in national television as we have been in local broadcast,” Combs said.

Transaction highlights:
•Sale price of $230 million, representing an internal rate of return after taxes in the mid-20% range and a low teens EBITDA multiple
•Proceeds from the sale used primarily to pay down debt
•Tax liability effective rate of 5%
•The move of all Triton employees to iHeart

The Triton transaction is expected to close in the first quarter, pending Hart-Scott-Rodino clearance.

Forward-looking statements
This document contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. Such forward-looking statements are made as of the date of this document and should be evaluated with the understanding of their inherent uncertainty. A detailed discussion of principal risks and uncertainties, including those engendered by the COVID- 19 pandemic, that may cause actual results and events to differ materially from such forward- looking statements is included in the company’s Form 10-K and Form 10-Q, on file with the SEC, in the section titled “Risk Factors.” The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date such statements are made.

About Scripps
The E.W. Scripps Company (NASDAQ: SSP) is a diversified media company focused on creating a better-informed world. As the nation’s fourth-largest local TV broadcaster, Scripps serves communities with quality, objective local journalism and operates a portfolio of 61 stations in 41 markets. Scripps’ national networks reach nearly every American through the news outlets Court TV and Newsy and popular entertainment brands ION, Bounce, Grit, Laff and Court TV Mystery. Scripps is the nation’s largest holder of broadcast spectrum. Scripps runs an award-winning investigative reporting newsroom in Washington, D.C., and is the longtime steward of the Scripps National Spelling Bee. Founded in 1878, Scripps has held for decades to the motto, “Give light and the people will find their own way.”

Investor contact:
Carolyn Micheli, The E.W. Scripps Company, 513-977-3732, Carolyn.micheli@scripps.com

Media contact:
Kari Wethington, The E.W. Scripps Company, 513-977-3763, Kari.wethington@scripps.com